UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2019

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, CO	80202
(Address of principal executive offices)	(Zip code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 2, 2019, Black Creek Diversified Property Fund Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 136,091,522 shares of common stock issued and outstanding as of the record date that were eligible to vote, 78,594,321 shares (approximately 58%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company's stockholders considered four proposals, described below. The voting results with respect to each proposal are as follows:

Proposal No. 1. The stockholders approved the election of each of the five directors to serve on the board of directors of the Company until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Name	For	Withheld
Richard D. Kincaid	42,037,084	2,112,289
James R. Mulvihill	42,062,145	2,087,228
Charles B. Duke	42,060,375	2,088,998
Daniel J. Sullivan	42,034,082	2,115,291
John P. Woodberry	42,077,943	2,071,430
With respect to this proposal, the Company received 34,444,948 broker non-votes for each of the five director nominees. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.
Proposal No. 2. The stockholders approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	Against	Withheld
76,254,575	593,054	1,746,692
The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.
Proposal No. 3. The proposal to amend the Company’s charter to conform certain provisions to the wording used in the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the "NASAA REIT Guidelines") requires the affirmative vote of at least a majority of the Company's outstanding shares of its common stock entitled to vote thereon in order to pass. Sufficient votes to pass this proposal had not been received at the time of the Annual Meeting. In accordance with the approval of Proposal 4, the Company’s board of directors adjourned the Annual Meeting with respect to Proposal No. 3 in order to solicit additional proxies until Friday, August 2, 2019, at 10:00 am Mountain Daylight Time at the Company's principal executive offices, 518 Seventeenth St, 17th Floor, Denver, Colorado 80202.
Proposal No. 4. The stockholders approved the proposal to permit the Company's board of directors to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there were not sufficient votes for the proposals, as set forth below. The voting was closed on Proposal No. 4.

For	Against	Withheld
73,396,370	2,422,646	2,775,305

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
July 3, 2019
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer